As filed with the Securities and Exchange Commission on May 26, 2023

Registration No. 333-264282

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEXGEL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

26-4042544

I.R.S. Employer Identification Number

2150 Cabot Blvd West, Suite B
Langhorne, PA 19047

(215) 702-8550

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Adam Levy

Chief Executive Officer

NexGel, Inc.

2150 Cabot Blvd West, Suite B
Langhorne, PA 19047

(215) 702-8550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jeffrey M. Quick, Esq.

Quick Law Group PC

1035 Pearl Street, Suite 403

Boulder, Colorado 80302

Phone: (720) 259-3393

Fax: (303) 845-7315

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule  12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to $75,000,000 of our common stock, preferred stock, debt securities, warrants, rights and/or units; and

●	a sales agreement prospectus covering the offering, issuance and sale by the Registrant of up to $2,700,000 of our common stock that may be issued and sold under an equity distribution agreement with Maxim Group LLC (the “sales agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares offered under the sales agreement will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $2,700,000 of common stock that may be offered, issued and sold by us under the sales agreement prospectus is included in the $75,000,000 of securities that may be offered, issued and sold by us under the base prospectus. The sales agreement prospectus includes the base prospectus, except that the sales agreement prospectus contains a different front and back cover page, and sets forth additional information in the sections titled “About this Prospectus,” “The Offering,” “Risk Factors,” “Use of Proceeds,” “Plan of Distribution” and “Legal Matters.” The cover pages and such additional information contained in the sales agreement prospectus are set forth in the pages following the base prospectus included herein.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 26, 2023

PROSPECTUS

NEXGEL, INC.

$75,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

Rights

Units

From time to time, we may offer and sell, in one or more offerings, up to $75,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

Our common stock and warrants are listed on The Nasdaq Capital Market under the symbols “NXGL” and “NXGLW,” respectively. On May 25, 2023, the last reported sale price of our common stock was $2.21 per share as reported on The Nasdaq Capital Market. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus

As of May 25, 2023, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $9.076 million, which was calculated based on 4,106,873 shares of outstanding common stock held by non-affiliates, at a price per share of $2.21. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “The Company—Implications of Being an Emerging Growth Company.”

Our business and investing in shares of our common stock involves significant risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 5 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2023

NEXGEL, INC.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information”.

All brand names or trademarks appearing in this report are the property of their respective holders. Unless the context requires otherwise, references in this prospectus to “NexGel,” the “Company,” “we,” “us,” and “our” refer to NexGel, Inc., a Delaware corporation.

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THE COMPANY

Our Company

We manufacture high water content, electron beam cross-linked, aqueous polymer hydrogels, or gels, used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. We specialize in custom gels by capitalizing on proprietary manufacturing technologies. We have historically served as a contract manufacturer, supplying our gels to third parties who incorporate them into their own products and have recently began producing our own consumer products using our gels focused on proprietary branded products and white label opportunities. Both our gels and our consumer products are manufactured using proprietary and non-proprietary mixing, coating and cross-linking technologies. Together, these technologies enable us to produce gels that can satisfy rigid tolerance specifications with respect to a wide range of physical characteristics (e.g., thickness, water content, adherence, absorption, moisture vapor transmission rate (a measure of the passage of water vapor through a substance) and release rate) while maintaining product integrity. Additionally, we have the manufacturing ability to offer broad choices in the selection of liners onto which the gels are coated. Consequently, we and our customers are able to determine tolerances in moisture vapor transmission rate and active ingredient release rates while personalizing color and texture.

Contract Manufacturing Business

As described above, we have historically served as a contract manufacturer, supplying our gels to third parties who incorporate them into their own products. Our hydrogels are currently being marketed in the U.S. and abroad by our customers for the following applications:

●	Drug Delivery. We believe delivering medication through hydrogel patches has important advantages over traditional methods of drug delivery. Hydrogel patches are less intrusive, painless, allow for pre-planned medication time periods, can potentially release medication in a manner consistent with the body’s own glandular activity (by avoiding dosage spikes and/or digestive alteration), and minimize side effects related to the medication via injection or ingestion.

●	Other Medical Applications. Hydrogel patches are being used for transdermal applications such as hormone replacement therapy and contraception, treatment of acne, shingles, diabetes, motion sickness, treatment of angina with nitroglycerin and treatment of smoking addiction using nicotine and palliatives (i.e., pain relievers).

●	Non-Prescription Therapeutic Applications. Hydrogel patches are also used in the medical community and are also directly marketed to consumers for topical application of over the counter (“OTC”) drugs such as non-prescription acne treatments, pain relievers, diet preparations, cough suppressants, treatment of warts, calluses and corns, and pain relief.

●	Moist Wound and Burn Dressings. Hydrogel dressings have long been used for treating wounds and burns. Clinical trials have demonstrated the benefits of moist wound healing versus traditional dressings. Some of these benefits include immediate anti-inflammatory effects, allowing for freer cell flow and less scarring, increased absorption of exudate, and accelerated healing.

●	Components of Medical Devices. Several medical devices utilize hydrogels as components. These devices include active drug delivery systems such as iontophoresis, warming and cooling devices, medical electrodes and various medical products for sensitive skin.

●	Cosmetic Applications. Hydrogel patches and applications allow for delivery systems of cosmetic skin care products to consumers and skin care providers for uses that include moisturizers, face masks, cooling masks and applicators.

We believe our competitive advantage in each of the general hydrogel patch applications described above is that our hydrogel patches are gentler to the skin because we do not use chemical cross-linking agents which are incorporated into other hydrogel patches. In the past, we have not actively marketed our hydrogel or consumer products but beginning in 2021 the Company hired salespeople to focus on expanding our customer base and marketing efforts. Once the gels are manufactured according to a customer’s specifications, the gels are generally shipped to the customer via a contract carrier (e.g., United Parcel Service, Inc.).

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Our Facilities

We manufacture our hydrogels at what we believe to be one of only two facilities that can produce state-of-the–art hydrogel transdermal products and we have successfully used over two hundred active ingredients combinations in our hydrogels to date. Our facility consists of 13,500 square feet of manufacturing space, which we currently operate at approximately only 5% capacity and can expand rapidly to meet increased demand, including for our healthcare and consumer product lines as described in more detail below. At full capacity, our facility should allow for us to produce approximately 1.4 billion square inches of product annually. Additionally, in 2021 we completed a $650,000 facility accelerator upgrade which we believe will result in a more efficient manufacturing process. Our facility is subject to stringent FDA compliance requirements. We also believe our facility creates a high barrier to entry into our hydrogel and consumer product business.

Consumer Products

Beginning in the third quarter of 2020, we began selling our own branded products using our hydrogel technology on the Amazon marketplace. In 2022 we expanded access to our products by launching our own direct to consumer website, Medagel.com. We currently have twnty-three different product offerings, including multiple packaging configurations of the same product, which we market under the brand names MedaGel and LumaGel Beauty and intend to offer additional products in 2023 and beyond. The products we sell under our MedaGel brand primarily relate to over-the-counter (“OTC”) remedy solutions, such as blister and pain applications; while the products we sell under our LumaGel Beauty brand primarily relate to beauty and cosmetic solutions, such as wrinkle and skin cream applications.

Additionally, we have several more products in our development pipeline. We intend for these products to address various market opportunities including the OTC” pharmaceutical drug delivery market, pain management, beauty and cosmetics, sports related applications, cannabinoids (CBD/THC) and general podiatry.

Custom and White Label Opportunities

We leverage our hydrogel products and technologies by allowing other OTC brands to incorporate them into their products. We believe our hydrogels, which do not use chemical cross-linking agents or parabens but rather use electronic beam energy, will be attractive to other OTC brands, especially in the beauty and cosmetics industry, and their customers. We believe these white labeling opportunities will increase the markets’ awareness of us as a consumer-friendly and reliable supplier of customizable patches. Additionally, we created a process where customers have the ability to create their own custom hydrogel products. Customers pay a development fee that covers our development expenses, eliminating our financial risk in the success or failure of the custom product. As opposed to our contract manufacturing business, where we provide bulk sale of roll stock hydrogel to our customers who then use it as one component in their finished products, our custom and white label business provides customers with a customer branded finished product which they sell to their consumers.

Medical Devices

We have recently entered into the medical device development sector which a focus on analyzing, creating and developing devices and solutions that reduce skin pain and irritation, improve and maintain skin integrity and provide greater comfort and safety for patients at the site of which a medical device interfaces with the human body.

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We conducted proof of concept studies for the development of our first medical device, which we call NEXDrape and have filed for a patent on this device under the Patent Cooperation Treaty which provides patent protection in the nations who are members of the treaty. The NEXDrape device is an incise surgical drape designed for patients with impaired skin. The elderly, diabetics, trauma patients and those with an adhesive sensitivity can have adverse events from the removal of adhesive drapes. Additionally, patients taking certain medications, such as ELIQUIS® and steroids, may experience impaired skin as well. These groups represent a sizable percentage of the incise surgical drape market, a market we believe to be significant and growing. The incise surgical drape market is currently fragmented with 3M Healthcare being the market leader. Skin tears, infections, rashes, and post-surgical site pain are some of the problems that can occur as a result of the removal of adhesive drapes, and have been reported with other currently available surgical drapes.

We have conducted one animal and two human cadaver proof of concept studies with respect to NEXDrape. As a result of these studies, we believe NEXDrape will represent a gentle to the skin alternative to the current adhesive based standard of care and will provide a unique solution for patients with fragile or compromised skin. Additionally, we believe NEXDrape offers the following benefits over the current incise surgical drape products: (i) no skin irritation; (ii) able to deliver a wide range of antiseptic and antibiotic agents; (iii) eliminates air bubbles; and (iv) prevents dermis removal post-surgery, which reduces the risk of patient infection and discomfort. We intend to file a 510(k) premarket submission with the Food and Drug Administration (FDA), which is an application to demonstrate that NEXDrape is as safe and effective (or substantially equivalent to) a legally marketed surgical drape device. There can be no guarantee that the FDA approves our application, if submitted.

We are also in the process of developing a product we call NEXDerm which will be an adhesive tape designed to secure central lines and intravenous tubes and devices to patients before, during and after medical treatment. We believe NEXDerm will be an attractive alternative to Tegaderm™, a 3M Healthcare product. Based on our discussion with medical professionals, Tegaderm™ is often difficult and painful to remove after adhesion, particularly for comprised skin patients. NEXDerm, which will incorporate exclusively licensed technology owned by Noble Fiber, is designed to create a gentle to skin surgical tape impregnated with antimicrobial X-Static® silver fiber. We believe NEXDerm, if successfully developed, will offer the following advantages over Tegaderm™: (i) ability to easily reposition the adhesive tape; (ii) pain-free removal; (iii) gentle to the skin; and (iv) increased infection prevention. As with NEXDrape, we intend to file a 510(k) premarket submission with the FDA to demonstrate that NEXDrape is as safe and effective (or substantially equivalent to) a legally marketed surgical drape device. There can be no guarantee that the FDA approves our application, if submitted.

We are also in the early stages of exploring opportunities to develop a number of other potential medical devices. Our current intent with any medical devices will not be to commercialize due to the expense required but to potentially prepare them to go to market and to identify and pursue licensing and partnering arrangements with third parties possessing the necessary resources and capabilities to bring the devices to market.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An “emerging growth company” may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exceptions include:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected not to take advantage of the benefits of this exemption and our election is irrevocable. Therefore, we will not be able to take advantage of this exemption at any time in the future.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate information

We were incorporated in Delaware on January 13, 2009. Our principal executive offices are located at 2150 Cabot Blvd West, Suite B, Langhorne, Pennsylvania 19047. Our telephone number is (215) 702-8550. Our website address is www.nexgel.com. The information contained on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider the risks, uncertainties and assumptions described under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as subsequently filed Quarterly Reports on Form 10-Q, which risk factors are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and/or any applicable prospectus supplement other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	our ability to continue as a going concern;

●	inadequate capital;

●	inadequate or an inability to raise sufficient capital to execute our business plan;

●	our ability to comply with current good manufacturing practices;

●	loss or retirement of key executives;

●	our plans to make significant additional outlays of working capital before we expect to generate significant revenues and the uncertainty regarding when we will begin to generate significant revenues, if we are able to do so;

●	adverse economic and geopolitical conditions, including the current conflict in Ukraine, and/or intense competition;

●	loss of a key customer or supplier;

●	entry of new competitors;

●	adverse federal, state and local government regulation;

●	technological obsolescence of our manufacturing process and equipment;

●	technical problems with our research and products;

●	risks of mergers and acquisitions including the time and cost of implementing transactions and the potential failure to achieve expected gains, revenue growth or expense savings;

●	price increases for supplies and components;

●	the inability to carry out our business plans; and

●	other risks and uncertainties, including those described under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, which risk factors are incorporated herein by reference

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These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, as well as certain information incorporated by reference into this prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes and to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so. We may set forth additional information on the use of proceeds from the sale or the securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending the application of the net proceeds, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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DESCRIPTION OF OUR CAPITAL STOCK

General

Our authorized capital stock consists of 25,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of “blank check” preferred stock, $0.001 par value per share. The following is a description of our common stock and certain provisions of our certificate of incorporation, as amended (“Certificate”), and our amended and restated bylaws (“Bylaws”), and certain provisions of Delaware law.

As of March 31, 2023, there were issued and outstanding or reserved for issuance:

●	5,614,028 shares of common stock outstanding held by approximately 1,175 stockholders of record;

●	542,469 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $2.3401 per share;

●	3,557,190 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $5.2566; and

●	237,027 shares of common stock reserved for future issuance under the NexGel, Inc. 2019 Long-Term Incentive Plan, as amended.

Common Stock

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our Certificate and our Bylaws.

Except as otherwise expressly provided in our Certificate, or as required by applicable law, all shares of our common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below. All outstanding shares of common stock are fully paid and nonassessable.

Voting Rights

Each holder of our common stock is entitled to cast one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for election of directors is not allowed under our Certificate, which means that a plurality of the shares voted can elect all of the directors then outstanding for election. Except as otherwise provided under Delaware law or our Certificate, and Bylaws, on matters other than election of directors, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action.

Dividend Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available, if our board of directors, in its discretion, determines to issue dividend, and only at the times and in the amounts that our board of directors may determine. Our board of directors is not obligated to declare a dividend.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share equally, identically and ratably in all assets remaining, subject to the prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

No Preemptive or Similar Rights

Our common stock is not subject to conversion, redemption, sinking fund or similar provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, New York, New York.

Preferred Stock

This section describes the general terms and provisions of our outstanding shares of preferred stock, as well as preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, which may differ from the terms we describe below. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our Certificate and the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) for more specific information.

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We are authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Outstanding Series of Preferred Stock

Currently, there are no shares our preferred stock outstanding or designated.

Shares of Preferred Stock Issuable Pursuant to this Prospectus

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

●	the title and stated value;

●	the number of shares authorized;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise such redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

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DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

In the event that we issue any debt securities, we will issue such senior debt securities under a senior indenture that we will enter into with the trustee named in such senior indenture. We will file forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of potential senior debt securities, subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period; the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

●	incur additional indebtedness;

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●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

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Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Our Debt Securities—Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Our Debt Securities—General ,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

In the event that we issue debt securities, we will issue such debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

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We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of Delaware, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF OUR WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock and/or debt securities offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

In the event that we issue warrants, we will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. Forms of these warrant agreements and forms of the warrant certificates representing the warrants, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the currencies in which the warrants are being offered;

●	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

●	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

●	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

●	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants begins and the date on which such right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

●	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

●	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

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●	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

●	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

●	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

●	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

●	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

●	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

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Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

●	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF OUR RIGHTS

We may issue rights for the purchase of shares of our common stock or shares of our preferred stock. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

●	the aggregate number of rights being issued;

●	the date, if any, on and after which the rights may be transferable separately;

●	the date on which the right to exercise the rights commences and the date on which such right expires;

●	the designation and terms of any securities with which the warrants are issued;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

●	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for U.S. dollars only and will be in registered form only.

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DESCRIPTION OF OUR UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the shares of common stock, shares of preferred stock, debt securities, or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	if appropriate, a discussion of material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

17

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE American. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with the Exchange Act or Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on the NYSE American may engage in passive market making transactions in the securities on the NYSE American in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

18

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Quick Law Group PC, Boulder, Colorado. Certain legal matters will passed upon for any underwriters, dealers or agents by the law firm identified as counsel to such underwriters, dealers or agents in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of NexGel, Inc. and subsidiaries as of and for the years ended December 31, 2022 and 2021 have been incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Turner, Stone & Company, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s website at http://www.sec.gov.

We announce material financial information to our investors using our investor relations website, SEC filings, investor events, news and earnings releases, public conference calls, webcasts and social media. We use these channels to communicate with our investors and the public about our company, our products and services and other related matters. It is possible that information we post on some of these channels could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post to all of our channels, including our social media accounts.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 28, 2023;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed on May 15, 2023;

●	Definitive Proxy Statement on Schedule 14A for 2023 Annual Meeting of Stockholders, filed on April 27, 2023;

●	Current Report on Form 8-K, filed on January 6, 2023;

●	Current Report on Form 8-K, filed on January 17, 2023;

●	Current Report on Form 8-K, filed on March 2, 2023;

●	Current Report on Form 8-K, filed on March 27, 2023;

●	Current Report on Form 8-K, filed on May 15, 2023; and

●	The description of our common stock contained in the Registration Statement on Amendment No.3 to Form S-1 filed pursuant to Section 12 of the Exchange Act on December 10, 2021, including any amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

NexGel, Inc.

Attn: Corporate Secretary

2150 Cabot Blvd West, Suite B
Langhorne, PA 19047

(215) 702 8550

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

19

PROSPECTUS

NEXGEL, INC.

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

, 2023

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 26, 2023

Prospectus

NEXGEL, INC.

Up to $2,700,000

Common Stock

We have entered into an Equity Distribution Agreement with Maxim Group LLC (“Maxim”) relating to the sale of our common stock offered by this prospectus (the “Equity Distribution Agreement”). In accordance with the terms of the Equity Distribution Agreement, we may offer and sell up to $2,700,000 of shares of our common stock, $0.001 par value per share, from time to time through Maxim acting as agent.

Our common stock and warrants are listed on The Nasdaq Capital Market under the symbols “NXGL” and “NXGLW,” respectively. The last reported sale price of our common stock on The Nasdaq Capital Market on May 25, 2023 was $2.21 per share. As of May 25, 2023, the aggregate market value of our outstanding common stock held by non-affiliates was $9,076,189 based on 5,614,028 outstanding shares of common stock, of which 4,106,873 shares are held by non-affiliates, and a per share price of $2.21, based upon the closing sale price of our common stock on May 25, 2023.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market equity offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Maxim is not required to sell any specific dollar amount of shares, but will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Maxim will be entitled to compensation at a fixed commission rate of 3% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. You should read this prospectus and the information incorporated herein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

MAXIM GROUP LLC

The date of this prospectus is                       , 2023

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement.

This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement for any sale of securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $2,700,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

This prospectus describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Maxim has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Maxim is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated, all references to “us,” “our,” “NexGel,” “we,” the “Company” and similar designations refer to NexGel, Inc. and its subsidiaries. Our logo, trademarks and service marks are the property of NexGel, Inc. and its subsidiaries. Other trademarks or service marks appearing in this prospectus are the property of their respective holders.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2022 and 2021 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

S-2

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in our Company.  You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors, “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Our Company

We manufacture high water content, electron beam cross-linked, aqueous polymer hydrogels, or gels, used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. We specialize in custom gels by capitalizing on proprietary manufacturing technologies. We have historically served as a contract manufacturer, supplying our gels to third parties who incorporate them into their own products and have recently began producing our own consumer products using our gels focused on proprietary branded products and white label opportunities. Both our gels and our consumer products are manufactured using proprietary and non-proprietary mixing, coating and cross-linking technologies. Together, these technologies enable us to produce gels that can satisfy rigid tolerance specifications with respect to a wide range of physical characteristics (e.g., thickness, water content, adherence, absorption, moisture vapor transmission rate (a measure of the passage of water vapor through a substance) and release rate) while maintaining product integrity. Additionally, we have the manufacturing ability to offer broad choices in the selection of liners onto which the gels are coated. Consequently, we and our customers are able to determine tolerances in moisture vapor transmission rate and active ingredient release rates while personalizing color and texture.

Contract Manufacturing Business

As described above, we have historically served as a contract manufacturer, supplying our gels to third parties who incorporate them into their own products. Our hydrogels are currently being marketed in the U.S. and abroad by our customers for the following applications:

●	Drug Delivery. We believe delivering medication through hydrogel patches has important advantages over traditional methods of drug delivery. Hydrogel patches are less intrusive, painless, allow for pre-planned medication time periods, can potentially release medication in a manner consistent with the body’s own glandular activity (by avoiding dosage spikes and/or digestive alteration), and minimize side effects related to the medication via injection or ingestion.

●	Other Medical Applications. Hydrogel patches are being used for transdermal applications such as hormone replacement therapy and contraception, treatment of acne, shingles, diabetes, motion sickness, treatment of angina with nitroglycerin and treatment of smoking addiction using nicotine and palliatives (i.e., pain relievers).

●	Non-Prescription Therapeutic Applications. Hydrogel patches are also used in the medical community and are also directly marketed to consumers for topical application of over the counter (“OTC”) drugs such as non-prescription acne treatments, pain relievers, diet preparations, cough suppressants, treatment of warts, calluses and corns, and pain relief.

●	Moist Wound and Burn Dressings. Hydrogel dressings have long been used for treating wounds and burns. Clinical trials have demonstrated the benefits of moist wound healing versus traditional dressings. Some of these benefits include immediate anti-inflammatory effects, allowing for freer cell flow and less scarring, increased absorption of exudate, and accelerated healing.

●	Components of Medical Devices. Several medical devices utilize hydrogels as components. These devices include active drug delivery systems such as iontophoresis, warming and cooling devices, medical electrodes and various medical products for sensitive skin.

●	Cosmetic Applications. Hydrogel patches and applications allow for delivery systems of cosmetic skin care products to consumers and skin care providers for uses that include moisturizers, face masks, cooling masks and applicators.

We believe our competitive advantage in each of the general hydrogel patch applications described above is that our hydrogel patches are gentler to the skin because we do not use chemical cross-linking agents which are incorporated into other hydrogel patches. In the past, we have not actively marketed our hydrogel or consumer products but beginning in 2021 the Company hired salespeople to focus on expanding our customer base and marketing efforts. Once the gels are manufactured according to a customer’s specifications, the gels are generally shipped to the customer via a contract carrier (e.g., United Parcel Service, Inc.).

Our Facilities

We manufacture our hydrogels at what we believe to be one of only two facilities that can produce state-of-the–art hydrogel transdermal products and we have successfully used over two hundred active ingredients combinations in our hydrogels to date. Our facility consists of 13,500 square feet of manufacturing space, which we currently operate at approximately only 5% capacity and can expand rapidly to meet increased demand, including for our healthcare and consumer product lines as described in more detail below. At full capacity, our facility should allow for us to produce approximately 1.4 billion square inches of product annually. Additionally, in 2021 we completed a $650,000 facility accelerator upgrade which we believe will result in a more efficient manufacturing process. Our facility is subject to stringent FDA compliance requirements. We also believe our facility creates a high barrier to entry into our hydrogel and consumer product business.

S-3

Consumer Products

Beginning in the third quarter of 2020, we began selling our own branded products using our hydrogel technology on the Amazon marketplace. In 2022 we expanded access to our products by launching our own direct to consumer website, Medagel.com. We currently have twenty-three different product offerings, including multiple packaging configurations of the same product, which we market under the brand names MedaGel and LumaGel Beauty and intend to offer additional products in 2023 and beyond. The products we sell under our MedaGel brand primarily relate to over-the-counter (“OTC”) remedy solutions, such as blister and pain applications; while the products we sell under our LumaGel Beauty brand primarily relate to beauty and cosmetic solutions, such as wrinkle and skin cream applications.

Additionally, we have several more products in our development pipeline. We intend for these products to address various market opportunities including the OTC” pharmaceutical drug delivery market, pain management, beauty and cosmetics, sports related applications, cannabinoids (CBD/THC) and general podiatry.

Custom and White Label Opportunities

We leverage our hydrogel products and technologies by allowing other OTC brands to incorporate them into their products. We believe our hydrogels, which do not use chemical cross-linking agents or parabens but rather use electronic beam energy, will be attractive to other OTC brands, especially in the beauty and cosmetics industry, and their customers. We believe these white labeling opportunities will increase the markets’ awareness of us as a consumer-friendly and reliable supplier of customizable patches. Additionally, we created a process where customers have the ability to create their own custom hydrogel products. Customers pay a development fee that covers our development expenses, eliminating our financial risk in the success or failure of the custom product. As opposed to our contract manufacturing business, where we provide bulk sale of roll stock hydrogel to our customers who then use it as one component in their finished products, our custom and white label business provides customers with a customer branded finished product which they sell to their consumers.

Medical Devices

We have recently entered into the medical device development sector which a focus on analyzing, creating and developing devices and solutions that reduce skin pain and irritation, improve and maintain skin integrity and provide greater comfort and safety for patients at the site of which a medical device interfaces with the human body.

We conducted proof of concept studies for the development of our first medical device, which we call NEXDrape and have filed for a patent on this device under the Patent Cooperation Treaty which provides patent protection in the nations who are members of the treaty. The NEXDrape device is an incise surgical drape designed for patients with impaired skin. The elderly, diabetics, trauma patients and those with an adhesive sensitivity can have adverse events from the removal of adhesive drapes. Additionally, patients taking certain medications, such as ELIQUIS® and steroids, may experience impaired skin as well. These groups represent a sizable percentage of the incise surgical drape market, a market we believe to be significant and growing. The incise surgical drape market is currently fragmented with 3M Healthcare being the market leader. Skin tears, infections, rashes, and post-surgical site pain are some of the problems that can occur as a result of the removal of adhesive drapes, and have been reported with other currently available surgical drapes.

We have conducted one animal and two human cadaver proof of concept studies with respect to NEXDrape. As a result of these studies, we believe NEXDrape will represent a gentle to the skin alternative to the current adhesive based standard of care and will provide a unique solution for patients with fragile or compromised skin. Additionally, we believe NEXDrape offers the following benefits over the current incise surgical drape products: (i) no skin irritation; (ii) able to deliver a wide range of antiseptic and antibiotic agents; (iii) eliminates air bubbles; and (iv) prevents dermis removal post-surgery, which reduces the risk of patient infection and discomfort. We intend to file a 510(k) premarket submission with the Food and Drug Administration (FDA), which is an application to demonstrate that NEXDrape is as safe and effective (or substantially equivalent to) a legally marketed surgical drape device. There can be no guarantee that the FDA approves our application, if submitted.

S-4

We are also in the process of developing a product we call NEXDerm which will be an adhesive tape designed to secure central lines and intravenous tubes and devices to patients before, during and after medical treatment. We believe NEXDerm will be an attractive alternative to Tegaderm™, a 3M Healthcare product. Based on our discussion with medical professionals, Tegaderm™ is often difficult and painful to remove after adhesion, particularly for comprised skin patients. NEXDerm, which will incorporate exclusively licensed technology owned by Noble Fiber, is designed to create a gentle to skin surgical tape impregnated with antimicrobial X-Static® silver fiber. We believe NEXDerm, if successfully developed, will offer the following advantages over Tegaderm™: (i) ability to easily reposition the adhesive tape; (ii) pain-free removal; (iii) gentle to the skin; and (iv) increased infection prevention. As with NEXDrape, we intend to file a 510(k) premarket submission with the FDA to demonstrate that NEXDrape is as safe and effective (or substantially equivalent to) a legally marketed surgical drape device. There can be no guarantee that the FDA approves our application, if submitted.

We are also in the early stages of exploring opportunities to develop a number of other potential medical devices. Our current intent with any medical devices will not be to commercialize due to the expense required but to potentially prepare them to go to market and to identify and pursue licensing and partnering arrangements with third parties possessing the necessary resources and capabilities to bring the devices to market.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An “emerging growth company” may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exceptions include:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected not to take advantage of the benefits of this exemption and our election is irrevocable. Therefore, we will not be able to take advantage of this exemption at any time in the future.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate information

We were incorporated in Delaware on January 13, 2009. Our principal executive offices are located at 2150 Cabot Blvd West, Suite B, Langhorne, Pennsylvania 19047. Our telephone number is (215) 702 8550. Our website address is www.nexgel.com. The information contained on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

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THE OFFERING

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $2,700,000.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, Maxim. See “Plan of Distribution” on page S-15 of this prospectus.

Use of Proceeds	We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes and to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so. See “Use of Proceeds” on page S-13 of this prospectus.

Risk Factors	Your investment in our securities involves substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq Capital Market Symbols	“NXGL” and “NXGLW”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2022, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to our Business and our Common Stock

Our future success depends upon market acceptance of our existing and future products.

We believe that our success will depend in part upon the acceptance of our existing and future products by the medical community, hospitals and physicians and other health care providers, third-party payers, and end-users. Such acceptance may depend upon the extent to which the medical community and end-users perceive our products as safer, more effective or cost-competitive than other similar products. Ultimately, for our products to gain general market acceptance, it may also be necessary for us to develop marketing partners for the distribution of our products. There can be no assurance that our products will achieve significant market acceptance on a timely basis, or at all. Failure of some or all of our future products to achieve significant market acceptance could have a material adverse effect on our business, financial condition, and results of operations.

Our suppliers may fail to deliver components and raw materials and parts according to schedules, prices, quality and volumes that are acceptable to us, or we may be unable to manage these components and raw materials effectively.

Our products contain materials and parts purchased globally from many suppliers, including single-source direct suppliers, which exposes us to potential component shortages or delays. Unexpected changes in business conditions, materials pricing, labor issues, wars such as the current conflict in Ukraine, trade policies, natural disasters, health epidemics, trade and shipping disruptions, port congestions and other factors beyond our or our suppliers’ control could also affect these suppliers’ ability to deliver components to us or to remain solvent and operational. Additionally, if our suppliers do not accurately forecast and effectively allocate production or if they are not willing to allocate sufficient production to us, it may reduce our access to components and raw materials, thus requiring us to search for new suppliers. The unavailability of any component or supplier could result in production delays, idle manufacturing facilities, product design changes and loss of access to important technology and tools for producing and supporting our products. Our suppliers may not be willing or able to sustainably meet our timelines or our cost, quality and volume needs, or to do so may cost us more, which may require us to replace them with other sources. While we believe that we will be able to secure additional or alternate sources for most of our components, there is no assurance that we will be able to do so quickly or at all.

As the scale of production of our products, we will also need to accurately forecast, purchase, warehouse and transport components at high volumes to our manufacturing facilities. If we are unable to accurately match the timing and quantities of component purchases to our actual needs or successfully implement automation, inventory management and other systems to accommodate the increased complexity in our supply chain and parts management, we may incur unexpected production disruption, storage, transportation and write-off costs, which may harm our business and operating results.

We are dependent on significant customers.

Our hydrogel manufacturing business is currently our sole source of revenue, and much of this revenue is generated from a limited number of clients, who account for a substantial percentage of our total revenues. For the year ended December 31, 2022, one major customer accounted for approximately 29% of our revenue. The loss of any of our significant customers would have a significantly negative effect on our overall operations.

We rely heavily on the Amazon marketplace for the sales and distribution of our consumer products, and if we are unable to maintain a good relationship with Amazon or if Amazon experiences disruptions, our business will suffer.

We rely heavily on the Amazon marketplace for the sales and distribution of our consumer products to our end consumers. We believe that we have good relationships with Amazon. However, if we or any of our partners, (or if Amazon believes we or any of our partners have violated) its terms of service, Amazon could limit or terminate its relationship with us. Any limitation or termination of our relationship with Amazon could materially adversely affect our business, financial condition and or results of operations. Additionally, any prolonged disruption of Amazon’s website or its delivery and distribution of our consumer products could materially adversely impact our business.

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We have no contracts in place with our customers in either our contract manufacturing or consumer products business. The absence of such contracts could result in periods during which we must continue to pay costs without revenues.

Our sales are made on a purchase order basis, we do not have contracts with our customers in either our contract manufacturing or consumer products business. Accordingly, our customers are not required to purchase a minimum amount of our products, and we therefore could have periods during which we have no or limited orders for our products, which will make it difficult for us to operate as we will have to continue paying our expenses. We cannot provide assurance that we will be able to timely locate new customers, if at all, when our existing customers are not placing orders. The periods in which we have no or limited purchase orders for our products would have a material adverse effect on our business and financial condition.

We operate in a highly competitive industry.

Competition from other hydrogel manufacturers is intense. There can be no assurance that we can develop products that are more effective or achieve greater market acceptance than competitive products, or that our competitors will not succeed in developing or acquiring products and technologies that are more effective than those being developed by us, that would render our products and technologies less competitive or obsolete.

Our competitors enjoy several competitive advantages over us, including some or all of the following:

●	large and established distribution networks in the U.S. and/or in international markets;
●	greater financial, managerial and other resources for products, research and development, sales and marketing efforts and protecting and enforcing intellectual property rights;
●	significantly greater name recognition;
●	more expansive portfolios of intellectual property rights; and
●	greater experience in obtaining and maintaining regulatory approvals and/or clearances from the FDA and other regulatory agencies.

Our competitors’ products will compete directly with our products. In addition, our competitors, as well as new market entrants, may develop or acquire new products that will compete directly or indirectly with our products. The presence of this competition in our market may lead to pricing pressure which would make it more difficult to sell our products at a price that will make us profitable or prevent us from selling our products at all. Our failure to compete effectively would have a material and adverse effect on our business, results of operations and financial condition.

As we enter the consumer product business sector to a larger extent, our failure to compete successfully could materially harm our business, financial condition, and operating results.

The business of developing and marketing consumer and personal care products is highly competitive and sensitive to the introduction of new, competitive products, which may rapidly capture a significant share of the applicable market. Our competitors include numerous manufacturers; distributors; marketers; online, specialty, mass, and other retailers; and physicians that actively compete for the business of consumers both in the United States and abroad. Most of our competitors have longer operating histories, significantly greater resources, better-developed and more innovative sales and distribution channels and platforms, greater name recognition, and larger established customer bases than we do. Our present and future competitors may be able to better withstand reductions in prices or other adverse economic or market conditions than we can; develop products that are comparable or superior to those we offer; adapt more quickly or effectively to new technologies, changing regulatory requirements, evolving industry trends and standards, and customer requirements than we can; and/or devote greater resources to the development, promotion, and sale of their products than we do. In addition, because the industry in which we operate is not particularly capital intensive or otherwise subject to high barriers to entry, it is relatively easy for new competitors to emerge that will compete with us. Accordingly, competition may intensify, and we may not be able to compete effectively in our markets. If we are not able to compete successfully in the consumer products sector, our business, financial condition, and operating results would be materially adversely affected.

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Our failure to appropriately respond to changing consumer trends, preferences, and demand for new products and product enhancements could materially harm our business, financial condition, and operating results.

Our consumer products business is subject to rapidly changing consumer trends and preferences and product introductions. Our success will depend in part on our ability to anticipate and respond to these changes and introductions, and we may not respond or develop new products or product enhancements in a cost-effective, timely, or commercially appropriate manner. The success of our new product offerings and enhancements depends on a number of factors, including our ability to:

●	accurately anticipate consumer needs;

●	innovate and develop new products and product enhancements that meet these needs;

●	successfully commercialize new products and product enhancements;

●	price our products competitively;

●	manufacture and deliver our products in sufficient volumes and in a cost-effective and timely manner; and

●	differentiate our product offerings from those of our competitors and successfully respond to other competitive pressures, including technological advancements, evolving industry standards, and changing regulatory requirements.

Our failure to accurately predict changes in consumer demand and technological advancements could negatively impact consumer opinion of our products or our business. In addition, if we do not introduce new products or make enhancements to meet the changing needs of our customers in a cost-effective, timely, and commercially appropriate manner, or if our competitors release new products or product enhancements before we do, some of our product offerings could be rendered obsolete, which could cause our market share to decline and negatively impact our business, financial condition, and operating results.

If we fail to further penetrate existing markets, the sales of our consumer products, along with our operating results, could be negatively impacted.

The success of our consumer product business will be to a large extent contingent on our ability to penetrate existing markets, which is subject to numerous factors, many of which are out of our control. Moreover, our growth in existing markets will depend upon our ability to achieve brand awareness. Therefore, we cannot assure you that our general efforts to achieve market penetration in existing markets will be successful. If we are unable to further penetrate existing markets, our business, financial condition, and operating results could materially suffer.

We are subject to governmental regulations in all aspects of our business.

Like other companies in the healthcare industry, we are subject to extensive regulation, investigations and legal action, by national, state and local government agencies in the U.S. Regulatory issues regarding compliance with current Good Manufacturing Practices (cGMP) by manufacturers of medical devices and consumer products can lead to fines and penalties, product recalls, product shortages, interruptions in production, delays in new product approvals and litigation. In addition, the marketing, pricing and sale of our products are subject to regulation, investigations and legal actions including under the Federal Food, Drug, and Cosmetic Act, federal and state false claims acts, state unfair trade practices acts and consumer protection laws. Scrutiny of health care industry business practices by government agencies and state attorneys general in the U.S., and any resulting investigations and prosecutions, carry risk of significant civil and criminal penalties.

As we continue to develop our medical devices, if we fail to protect our intellectual property in the future, our ability to compete could be negatively affected, which could materially harm our financial condition and operating results.

As we continue to develop our medical devices, such as NEXDrape, our future success and the market for our products will depend to a significant extent upon the goodwill associated with our trademark and tradenames and our ability to protect our proprietary rights in our innovative products and product enhancements. We own, or have licenses to use, the material trademark and trade name rights used in connection with the packaging, marketing, and distribution of our products in the markets where those products are sold. Therefore, trademark and trade name protection are important to our business. Although most of our trademarks are filed in the United States, we may not be successful in asserting trademark or trade name protection or obtaining new trademark registrations.

S-8

We will attempt to protect our innovative products and product enhancements under a combination of patents, trademarks, and trade secret laws, confidentiality procedures, and contractual provisions. However, monitoring infringement or misappropriation of intellectual property can be difficult and expensive, and we may not be able to detect every infringement or misappropriation of our proprietary rights or to prevent third parties from infringing upon or misappropriating our proprietary rights or from independently developing non-infringing products that are competitive with, equivalent to, or superior to our products. Even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources away from our business operations and may result in the impairment or loss of all or portions of our proprietary rights. As a result, we cannot assure you that we will be able to adequately protect our intellectual property in any jurisdictions. The loss or infringement of our trademarks or tradenames or other proprietary rights could impair the goodwill associated with our brands and harm our reputation, which could materially harm our business, financial condition, and operating results.

We have limited sales, marketing and distribution capabilities.

We currently have limited sales, marketing and distribution capabilities. We must either develop our own sales, marketing and distribution capabilities, which will be expensive and time consuming, or make arrangements with third parties to perform these services for us. If we enter into third party arrangements, the third parties may not be capable of successfully selling any of our products. If we decide to market any of our products on our own, we will have to commit significant resources to developing a marketing and sales force and supporting distribution capabilities. If we decide to enter into arrangements with third parties for performance of these services, we may find that they are not available on terms acceptable to us, or at all. If we are not able to establish and maintain successful arrangements with third parties or build our own sales and marketing infrastructure, our business and financial condition will be adversely affected.

Our products risk exposure to product liability claims.

We are exposed to potential product liability risks, which are inherent in the testing, manufacturing and marketing of our products. We may incur significant expense investigating and defending any product liability claims, even if they do not result in liability. Moreover, even if no judgments, fines, damages or liabilities are imposed on us, our reputation could suffer, which could have a material adverse effect on our business, financial condition and results of operations.

We are reliant upon two manufacturers for key ingredients of the manufacture of our hydrogels.

The Dow Chemical Company and the BASF Corporation are the principal manufacturers of the two polymers, polyethylene oxide and polyvinylpyrrolidone, respectively, that we primarily use in the manufacture of hydrogels. Although we have not experienced significant production delays attributable to supply changes, we believe that developing alternative sources of supply for the polymers used to make our current hydrogels would be difficult over a short period of time. Because we have no direct control over its third-party suppliers, interruptions or delays in the products and services provided by these third parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary raw materials or products, we may be unable to redesign or adapt our technology to work without such raw materials or products or find alternative suppliers or manufacturers. In such events, we could experience interruptions, delays, increased costs or quality control problems, which would have a material and adverse effect on our business, results of operations and financial condition.

There can be no assurance that our internal controls over financial reporting will be able to detect fraud or other issues.

We will be required under the Sarbanes-Oxley Act of 2002 to include a report of management on our internal controls that contains an assessment by management of the effectiveness of our internal control over financial reporting. Because and so long as we are an emerging growth company, our public accounting firm auditing our financial statements will not be required to report on the effectiveness of internal control over financial reporting, and our stockholders will not have the benefit thereof. Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. However, a control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. There can be no assurance that all control issues or fraud will be detected. In connection with the Merger, and as we continue to grow our business, our internal controls continue to become more complex and require more resources.

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Our ability to provide customers with competitive services is dependent on our ability to attract and retain qualified personnel, including our senior management team.

Our ability to grow and provide our customers with competitive services is partially dependent on our ability to attract and retain highly motivated people with the skills necessary to serve our customers. Personnel with the requisite skills or qualifications may be in short supply or generally unavailable. The loss of personnel could impair our ability to perform under certain contracts, which could have a material adverse effect on our consolidated financial position, results of operations, prospects and cash flows.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results or financial condition.

GAAP and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, business combinations, impairment of goodwill, indefinite-lived intangible assets and long-lived assets, inventory and equity-based compensation, are highly complex and involve many subjective assumptions, estimates and judgments. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments could significantly change our reported or expected financial performance or financial condition.

Our ability to pursue strategic partnerships may impact our ability to compete in the markets we serve or desire to enter.

We have entered into, and expect to seek to enter into, additional strategic partnerships with other industry participants as part of an effort to expand our business. However, we may be unable to identify attractive strategic partnership candidates or complete such partnerships on terms favorable to us. In addition, if we are unable to successfully implement our partnership strategies or our strategic partners do not fulfill their obligations or otherwise do not prove advantageous to our business, our investments in such partnerships and our anticipated business expansion could be adversely affected.

Achieving our growth objectives may prove unsuccessful. We may be unable to identify future attractive strategic partnerships, which may adversely affect our growth. In addition, our ability to consummate or implement our strategic partnerships may be materially and adversely affected.

We may issue additional securities in the future upon conversion or exercise of outstanding securities which would result in dilution to our stockholders.

We have previously issued convertible notes, warrants and options to fund our operations, pay for services rendered and incentivize our employees and directors. The conversion or exercise of these securities would result in substantial dilution to our stockholders. As of March 31, 2023, we may be required to issue:

●	542,469 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $2.3401 per share; and

●	3,557,190 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $5.2566.

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Additional Risks Related to This Offering

Since we have some discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose.  Accordingly, our management will have some flexibility in applying the net proceeds of this offering.  You will be relying on the judgment of our management with regard to the use of these net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.  It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us.  The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

We do not anticipate declaring any cash dividends on our common stock which may adversely impact the market price of our stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement, our Equity Distribution Agreement with Maxim or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

An active trading market may not develop or be sustained, and our stock price may fluctuate significantly once we do trade.

Our common stock and certain of our warrants trade on The Nasdaq Capital Market under the symbols “NXGL” and “NXGLW,” respectively. However, prior to December 2021 there has historically been no public market for our common stock and an active trading market for our common stock may not develop or may not be sustained in the future. The lack of an active market may make it more difficult for stockholders to sell our shares and could lead to our share price being depressed or volatile.

We cannot predict the prices at which our common stock may trade. The market price of our common stock may fluctuate widely, depending on many factors, some of which may be beyond our control, including:

●	actual or anticipated fluctuations in our operating results due to factors related to our business;

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●	success or failure of our business strategies;

●	our quarterly or annual earnings, or those of other companies in our industry;

●	our ability to obtain financing as needed;

●	announcements by us or our competitors of significant acquisitions or dispositions;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	the failure of securities analysts to cover our common stock after we commence trading;

●	changes in earnings estimates by securities analysts or our ability to meet those estimates;

●	the operating and stock price performance of other comparable companies;

●	overall market fluctuations;

●	results from any material litigation or government investigation;

●	changes in laws and regulations (including tax laws and regulations) affecting our business;

●	changes in capital gains taxes and taxes on dividends affecting stockholders; and

●	general economic conditions and other external factors, including wars such as the current conflict in Ukraine and other geopolitical risks.

Furthermore, our business profile and market capitalization may not fit the investment objectives of some of our stockholders and, as a result, these stockholders may sell their shares of our common stock if we are able to list our common stock on The Nasdaq Capital Market. Substantial sales of our common stock may occur, which could cause our stock price to decline. Low trading volume for our stock, which may occur if an active trading market does not develop, among other reasons, would amplify the effect of the above factors on our stock price volatility.

We may require additional capital to meet our financial obligations and support business growth, and this capital might not be available on acceptable terms or at all and your percentage ownership in us may be substantially diluted in the future.

We are currently authorized to issue up to 25,000,000 shares of common stock. As of May 26, 2023, only 5,614,028 of shares of common stock are issued and outstanding. As such, and without a vote of our stockholders, your percentage ownership in us may be substantially diluted in the future. We expect to continue to approve grants of common share-based equity awards to our directors, officers and other employees. Moreover, we intend to continue to make significant investments to support our business growth and will require additional funds to respond to business challenges, including the need to develop new products or enhance our current products, improve our operating infrastructure or acquire complementary businesses, personnel and technologies. Accordingly, we will need to engage in equity or debt financings to secure additional funds. Our ability to obtain future financing will depend on, among other things, our financial condition, results of operations and prospects, as well as on the condition of the capital markets or other credit markets at the time we seek financing. Increased volatility and disruptions in the financial markets could make it more difficult and more expensive for us to obtain financing. In addition, the adoption of new statutes and regulations, the implementation of recently enacted laws or new interpretations or the enforcement of older laws and regulations applicable to the financial markets or the financial services industry could result in a reduction in the amount of available credit or an increase in the cost of credit. If we raise additional funds through future issuances of equity or convertible debt securities, our existing and new stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when and if we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be harmed.

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USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes and to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so. We may set forth additional information on the use of proceeds from the sale or the securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending the application of the net proceeds, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

S-13

DESCRIPTION OF SECURITIES WE ARE OFFERING

General

Our authorized capital stock consists of 25,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of “blank check” preferred stock, $0.001 par value per share. The following is a description of our common stock and certain provisions of our certificate of incorporation, as amended (“Certificate”), and our amended and restated bylaws (“Bylaws”), and certain provisions of Delaware law.

As of March 31, 2023, there were issued and outstanding or reserved for issuance:

●	5,614,028 shares of common stock outstanding held by approximately 1,175 stockholders of record;

●	542,469 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $2.3401 per share;

●	3,557,190 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $5.2566; and

●	237,027 shares of common stock reserved for future issuance under the NexGel, Inc. 2019 Long-Term Incentive Plan, as amended.

Common Stock

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our Certificate and our Bylaws.

Except as otherwise expressly provided in our Certificate, or as required by applicable law, all shares of our common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below. All outstanding shares of common stock are fully paid and nonassessable.

Voting Rights

Each holder of our common stock is entitled to cast one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for election of directors is not allowed under our Certificate, which means that a plurality of the shares voted can elect all of the directors then outstanding for election. Except as otherwise provided under Delaware law or our Certificate, and Bylaws, on matters other than election of directors, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action.

Dividend Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available, if our board of directors, in its discretion, determines to issue dividend, and only at the times and in the amounts that our board of directors may determine. Our board of directors is not obligated to declare a dividend.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share equally, identically and ratably in all assets remaining, subject to the prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

No Preemptive or Similar Rights

Our common stock is not subject to conversion, redemption, sinking fund or similar provisions.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “NXGL.” The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, New York, New York.

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PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement with Maxim pursuant to which we may issue and sell up to an aggregate of $2,700,000 of shares of our common stock from time to time through Maxim acting as agent.

Upon delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, Maxim may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We or Maxim may suspend or terminate the offering of our common stock upon notice and subject to other conditions.

We will pay Maxim in cash, upon each sale of our common stock pursuant to the Equity Distribution Agreement, a commission in an amount equal to 3% of the aggregate gross proceeds from each sale of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have agreed, under certain circumstances, to reimburse a portion of Maxim’s expenses, including legal fees, in connection with the establishment of this offering up to a maximum of $35,000 and $2,500 on a quarterly basis thereafter. We estimate that the total expenses for the offering, excluding compensation and expense reimbursement payable to Maxim under the terms of the Equity Distribution Agreement, will be approximately $20,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.

Maxim will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market. In connection with the sale of the common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Maxim against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Equity Distribution Agreement will terminate upon the termination of the sales agreement as permitted therein.

Maxim and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a web site maintained by Maxim and Maxim may distribute this prospectus electronically.

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LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by Quick Law Group PC, Boulder, Colorado. Maxim is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of NexGel, Inc. and subsidiaries as of and for the years ended December 31, 2022 and 2021 have been incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Turner, Stone & Company, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 28, 2023;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed on May 15, 2023;

●	Definitive Proxy Statement on Schedule 14A for 2023 Annual Meeting of Stockholders, filed on April 27, 2023;

●	Current Report on Form 8-K, filed on January 6, 2023;

●	Current Report on Form 8-K, filed on January 17, 2023;

●	Current Report on Form 8-K, filed on March 2, 2023;

●	Current Report on Form 8-K, filed on March 27, 2023;

●	Current Report on Form 8-K, filed on May 15, 2023; and

●	The description of our common stock contained in the Registration Statement on Amendment No. 3 to Form S-1 filed pursuant to Section 12 of the Exchange Act on December 10, 2021, including any amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

NexGel, Inc.

Attn: Corporate Secretary

2150 Cabot Blvd West, Suite B
Langhorne, PA 19047

(215) 702 8550

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

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NEXGEL, INC.

Up to $2,700,000 of Shares

Common Stock

PROSPECTUS

7

MAXIM GROUP LLC

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered.

Amount
SEC registration fee (previously paid)		$6,953
Nasdaq supplemental listing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees and expenses		*
Trustee fees and expenses		*
Printing and miscellaneous fees and expenses		*

Total	$	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Limitations of liability and indemnification

Subsection (a) of Section 145 of the General Corporation Law of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation, as amended, and our indemnity agreements with our officers and directors provides that we must indemnify our directors to the fullest extent under applicable law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to NexGel and its stockholders. However, our directors may be personally liable for liability:

●	for any breach of duty of loyalty to us or to our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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●	for unlawful payment of dividends or unlawful stock repurchases or redemptions; or

●	for any transaction from which the director derived an improper personal benefit.

In addition, our amended and restated bylaws and indemnity agreements provide that:

●	we are required to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, subject to limited exceptions;

●	we may indemnify our other officers, employees and other agents as set forth in Delaware law or any other applicable law;

●	we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

●	the rights conferred in the amended and restated bylaws are not exclusive.

There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification.

ITEM 16. EXHIBITS

1.1*	Form of Underwriting Agreement
4.1*	Form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate
4.2*	Form of any warrant agreement with respect to each particular series of warrants issued hereunder
4.3*	Form of any unit agreement with respect to any unit issued hereunder
4.4***	Form of indenture for senior debt securities (incorporated by reference to Exhibit 4.4 to Form S-3 filed with the SEC on April 13, 2022)
4.5***	Form of indenture for subordinated debt securities (incorporated by reference to Exhibit 4.5 to Form S-3 filed with the SEC on April 13, 2022)
4.6*	Form of senior note
4.7*	Form of subordinated note
5.1	Opinion of Quick Law Group PC
10.1***	Equity Distribution Agreement dated April 13, 2022 by and between NexGel, Inc., and Maxim Group LLC (incorporated by reference to Exhibit 10.1to Form S-3 filed with the SEC on April 13, 2022)
12.1*	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Quick Law Group PC (included with Exhibit 5.1)
23.2	Consent of Turner, Stone & Company, L.L.P.
24.1***	Power of Attorney (located on signature page to this Registration Statement)
25.1**	Form T-1 Statement of Eligibility of Trustee for senior indenture under the Trust Indenture Act of 1939
25.2**	Form T-1 Statement of Eligibility of Trustee for subordinated indenture under the Trust Indenture Act of 1939
107***	Calculation of Filing Fee Tables

*	To be filed, if necessary, subsequent to the effectiveness of this registration by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	To be filed as an exhibit to a Current Report on Form 305B2 or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 and incorporated herein by reference.

***	Previously filed.

ITEM 17. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)   If the Registrant is relying on Rule 430B:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)   If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Langhorne, Pennsylvania on May 26, 2023.

NEXGEL, INC.

By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints Adam Levy and Adam Drapczuk III as attorneys-in-fact, with power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, including any post-effective amendments thereto, and file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam Levy	Chief Executive Officer and Director (Principal Executive Officer)
Adam Levy		May 26, 2023

/s/ Adam E. Drapczuk III	Chief Financial Officer (Principal Financial and Accounting Officer)
Adam E. Drapczuk III		May 26, 2023

/s/ Steven Glassman	Chairman of the Board of Directors
Steven Glassman		May 26, 2023

/s/ Scott Henry	Director
Scott Henry		May 26, 2023

/s/ David Stefansky	Director
David Stefansky		May 26, 2023

/s/ Nachum Stein	Director
Nachum Stein		May 26, 2023

/s/ Miranda J. Toledano	Director
Miranda J. Toledano		May 26, 2023

/s/ Jerome B. Zeldis	Director
Jerome B. Zeldis		May 26, 2023

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